UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2014

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices)

(918) 742-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.  OTHER EVENTS.

On June 4, 2014, Helmerich & Payne, Inc. (“Registrant”) issued a press release announcing that the Directors of Helmerich & Payne, Inc., at a Board of Directors meeting held on June 4, 2014, declared a quarterly cash dividend of $0.6875 per share on its common stock, payable September 2, 2014, to stockholders of record at the close of business August 15, 2014.  This $0.6875 quarterly dividend represents a $0.0625 increase from the $0.625 dividend paid in the previous quarter.  A copy of the press release is attached as Exhibit 99 to this Report on Form 8-K.

The Registrant also announced that it had signed contracts with five exploration and production companies to build and operate nine additional FlexRigs®* in the U.S.  Finally, the Registrant announced that it plans to increase its FlexRig construction cadence from three to four rigs per month beginning in September 2014.

This information is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

99	Helmerich & Payne, Inc. press release dated June 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	HELMERICH & PAYNE, INC.

	By:	/S/ Steven R. Mackey
		Name:	Steven R. Mackey
		Title:	Executive Vice President

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

EXHIBIT INDEX

Exhibit No.	Description

99	Helmerich & Payne, Inc. press release dated June 4, 2014